Exhibit 99.1

Press Release

Dollarama Inc. to Report

Third Quarter Financial Results

MONTREAL, (Québec) December 2, 2009 – Dollarama Inc. announces that it will issue its 2009 third quarter financial results on December 10, 2009, for the period covering August 3, 2009 to November 1, 2009.

Dollarama Inc.’s Chief Executive Officer, Mr. Larry Rossy will hold a conference call on the same day, at 10:30 a.m. EDT to discuss the company’s results. Mr. Rossy will be joined on the call by Mr. Laki Nomicos, Interim Chief Financial Officer, Mr. Stéphane Gonthier, Chief Operating Officer and Mr. Neil Rossy, Senior Vice President Merchandising. In addition to the Company presentation on the call, there will be a question and answer session at which investors and financial analysts are invited to ask questions. Media may participate in the call on a listen-only basis.

To participate in, or listen to the call, please dial (514) 392-9193 or (866) 226-1792 and indicate that you would like to participate on the Dollarama conference call.

This conference call will be recorded and available for replay beginning two hours after the end of the call and will be available through January 10, 2010. To access the replay, please dial (514) 861-2272 or (800) 408-3053, then the access number 3113452#.

About Dollarama Inc.

In 1992, the Dollarama business was founded by our CEO, Larry Rossy, a third generation retailer. We are the leading dollar store operator in Canada with 585 locations across the country. Our stores provide customers with compelling value in convenient locations, including metropolitan areas, mid-sized cities and small towns. All stores are corporate-owned and provide customers with a consistent shopping experience. Each store offers a broad assortment of everyday consumer products, general merchandise and seasonal items. Products are sold in individual or multiple units at select fixed price points between $1.00 and $2.00, with the exception of select candy offered at $0.65.

For information:

Nicholas Nomicos

Interim Chief Financial Officer

(514) 737-1006 x1237

Laki.Nomicos@dollarama.com

Media:

Paul de la Plante

NATIONAL Public Relations

514. 843-2332